Registration No. 333-

As filed with the Securities and Exchange Commission on July 25, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1195422 (I.R.S. Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices,
including zip code)

Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan
(Full title of the plan)

Luke R. Komarek, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
(763) 551-5000
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	500,000	$7.135	$3,567,500	$487

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of Christopher & Banks Corporation common stock that may be granted under the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act, based upon the average of the high and low sales prices of Christopher & Banks Corporation common stock as reported by the New York Stock Exchange on July 19, 2013.

EXPLANATORY NOTE

We are filing this Registration Statement in order to register 500,000 shares of our common stock under the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “2013 Plan”).  The Registration Statement relates to two separate prospectuses.  The first prospectus includes Part I, Items 1 and 2 and the documents incorporated by reference pursuant to Part II, Item 3 of this Registration Statement.  The second prospectus includes the material that follows Item 2, up to but not including Part II of this Registration Statement, and is a reoffer prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8) which covers reoffers and resales of shares of common stock issued pursuant to the 2013 Plan.  Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which may be deemed to be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder that have been acquired by the selling stockholders identified in the reoffer prospectus.  The number of shares of common stock included in the reoffer prospectus represents the total number of shares of common stock that may be acquired by the selling stockholders upon vesting of awards granted under the 2013 Plan and does not necessarily represent a present intention to sell all such shares of common stock.  The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1                    Plan Information

See Item 2 below.

Item 2                    Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the 2013 Plan as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  We will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the 2013 Plan.  Requests should be directed to the Corporate Secretary of Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441, telephone number (763) 551-5000.

I-1

REOFFER PROSPECTUS

CHRISTOPHER & BANKS CORPORATION

72,807 Shares of Common Stock

THE CHRISTOPHER & BANKS CORPORATION 2013 DIRECTORS’ EQUITY INCENTIVE PLAN

This prospectus relates to the reoffer and resale by the selling stockholders of up to 72,807 shares of our  Common Stock, $0.01 par value per share (the “common stock”) that may be issued under the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “2013 Plan”).

Subject to vesting requirements and other limitations imposed under the 2013 Plan, the common stock may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest.  Such sales may be made on a stock exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The common stock may be sold from time to time, among other ways, by one or more brokers or dealers engaged by the selling stockholders.  Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with such sales.  See “Plan of Distribution.” In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will not receive any of the proceeds from the sale of the shares being offered pursuant to this prospectus.  We will pay all of the expenses associated with this prospectus.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “CBK.”  On July 24, 2013, the closing sale price of our common stock was $7.53 per share.

Investing in any of our securities involves risks.  Please read carefully the section entitled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 25, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”).  You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. Selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time this prospectus is delivered or the shares offered by this prospectus are sold. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Christopher & Banks Corporation.  Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in this prospectus, including under “Risk Factors,” and the documents incorporated by reference in this prospectus. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and Christopher & Banks Corporation undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Christopher & Banks Corporation to predict all of the factors, nor can Christopher & Banks Corporation assess the effect of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, “the Company,” “we,” “us,” and “our” refer to Christopher & Banks Corporation and its subsidiaries.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding us, our common stock and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Christopher & Banks Corporation

We are a Minneapolis, Minnesota-based retailer of women’s apparel and accessories.  We operate retail stores through our wholly owned subsidiaries, Christopher & Banks, Inc. and Christopher & Banks Company.  As of July 19, 2013, we operated 599 stores in 44 states, including 373 Christopher & Banks stores, 154 C.J. Banks stores, 45 Missy, Petite, Women (“MPW”) stores and 27 outlet stores. We also operate e-commerce web sites for each of our brands at www.christopherandbanks.com and www.cjbanks.com.

Our Christopher & Banks brand offers unique and classic fashions featuring exclusively designed, coordinated assortments of women’s apparel and accessories in missy sizes 4 to 16 and petite sizes 4P to 16P in our Christopher & Banks stores and on our Christopher & Banks e-commerce web site. Our C.J. Banks brand offers similar assortments of apparel and accessories in women’s sizes 14W to 26W in our C.J. Banks stores and on our C.J. Banks e-commerce web site. Our MPW stores offer merchandise from both our Christopher & Banks and C.J. Banks brands, and all three size ranges (missy, petite and women’s size) within each store, resulting in a greater opportunity to service our customers and increase productivity and enhance operating efficiencies. Our outlet stores also offer an assortment of both Christopher & Banks and C.J. Banks brand apparel and accessories servicing the missy, petite and women’s size customer in one location. The casual lifestyle brand fashions sold by Christopher & Banks and C.J. Banks are typically suitable for both work and leisure activities and are offered at moderate price points. The target customer for Christopher & Banks and C.J. Banks generally ranges in age from 45 to 60 and is typically part of the female baby boomer demographic.

Our principal executive offices are located at 2400 Xenium Lane North, Plymouth, Minnesota 55441, and our telephone number is (763) 551-5000.  The information on, or accessible through, our websites is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus.

The Offering

Securities offered by the selling stockholders	This prospectus relates to the sale by the selling stockholders of up to 72,807 shares of common stock issued to the selling stockholders under the 2013 Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	36,334,071 shares (1)

Common stock to be outstanding after the offering	36,406,878 shares (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

NYSE Symbol	CBK

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 4 of this prospectus and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus supplement before deciding whether or not to invest in our common stock.

(1)         Based on the number of shares outstanding as of July 19, 2013.

(2)         Assumes that all shares offered hereby are sold but no other securities held by selling stockholders are sold.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. In considering whether to purchase any shares of common stock, you should carefully consider the specific risks discussed below. In addition to the information contained in this prospectus, you should also carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended thereafter, each of which is incorporated by reference herein. Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks. The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment. Some risk factors in this section are “forward-looking statements.” See “Forward-Looking Statements.”

Risks Relating to Our Common Stock

Our stock price has fluctuated and may continue to fluctuate widely.

The market price for our common stock has experienced, and could continue to experience in the future, substantial volatility as a result of many factors.  Failure to meet market expectations would likely result in a decline in the market value of our stock.

In addition, stock markets generally have experienced a high level of price and volume volatility, and market prices for the stock of many companies, including ours, have experienced wide price fluctuations disproportionate to, or not necessarily related to, their operating performance.

The current price of our common stock may not be indicative of future market prices. Fluctuations in the market price of our common stock in the future may have a negative impact on our liquidity and access to capital, and may expose us to stockholder litigation, which may adversely affect our financial condition, results of operations and cash flows.

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of July 19, 2013, we had 36,334,071 shares of common stock outstanding.  In addition, as of that date, 3,642,843 shares of our common stock were issuable pursuant to outstanding stock options and awards which had not yet vested or been exercised or which had been previously acquired upon vesting or exercise but had not yet been delivered.  Additional shares of common stock are also available to be granted under our existing equity plans or may be granted under future equity plans. Stock sales by our directors, officers, or significant holders may affect our stock price.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling stockholders pursuant to this prospectus will belong to the selling stockholders.  We will not receive any of the proceeds from the sale of such shares. We will not receive any proceeds from the issuance and vesting of restricted shares under the 2013 Plan.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The 72,807 shares of our common stock to which this reoffer prospectus relates is comprised entirely of shares issuable under the 2013 Plan, one of our “employee benefit plans” as that term is defined in Rule 405 of Regulation C under the Securities Act.  The shares are being registered for reoffers and resales by our non-employee directors named below.

The selling stockholders are our current non-employee directors (or any of their respective assigns) who have acquired, or may acquire in the future, shares of our common stock granted under the 2013 Plan.  After satisfying the vesting requirements imposed under the 2013 Plan, the selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this reoffer prospectus.  There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus.  Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.

The address of the stockholders listed below is care of Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441.  The following table sets forth the name and relationship to the Company of the selling stockholders and: (1) the number of shares of common stock that the selling stockholders beneficially owned as of July 19, 2013; (2) the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus; and (3) (if one percent or more) the percentage of the class to be beneficially owned by such selling stockholder assuming the sale of all shares offered pursuant to this prospectus.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individual is one of our affiliates.

Name of Selling Stockholder	Position	Number of Shares Beneficially Owned Prior to the Offering (1)		Percentage of Common Stock Beneficially Owned Prior to the Offering (2)	Number of Shares Eligible to be Offered by Selling Stockholders (3)	Number of Shares Beneficially Owned after Completion of the Offering (4)	Percentage of Common Stock Owned After Completion of the Offering (2)(4)

Mark A. Cohn	Director	127,811	(5)	*	10,401	117,410	*
Anne L. Jones	Director	186,445	(5)	*	10,401	176,044	*
David A. Levin	Director	87,946	(5)	*	10,401	77,545	*
William F. Sharpe III	Director	71,406	(5)	*	10,401	61,005	*
Paul L. Snyder	Director	142,411	(5)	*	10,401	132,010	*
Patricia A. Stensrud	Director	51,906	(5)	*	10,401	41,505	*
Lisa W. Wardell	Director	76,616	(5)	*	10,401	66,215	*

* Less than one percent

(1)         Beneficial owner means any person who, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock.  A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days from July 19, 2013.

(2)         Based on 36,334,071  shares of common stock issued and outstanding as of July 19, 2013.

(3)         The amounts for each selling stockholder assume full vesting of all shares of our common stock issued under the 2013 Plan and held by such selling stockholder.

(4)         Assumes that all shares offered hereby are sold but no other securities held by selling stockholders are sold.

(5)         The share ownership amounts in this table include 47,410, 110,044, 77,545, 61,005, 105,010, 41,505 and 56,881 shares which are currently owned directly by Mark Cohn, Anne Jones, David Levin, William Sharpe, Paul Snyder, Patricia Stensrud and Lisa Wardell, respectively. The table also includes 70,000, 66,000, 27,000 and 9,334 shares which are not presently owned by Mark Cohn, Anne Jones, Paul Snyder and Lisa Wardell, respectively, but which would be issuable upon the exercise of stock options pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors which are currently exercisable or are exercisable within 60 days of July 19, 2013.

Any selling stockholder may from time to time sell under this prospectus any or all of the shares of common stock listed as being offered for sale.  Because the selling stockholders are not obligated to sell any or all of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after this offering.  Also, this prospectus does not include shares that may be acquired upon exercise of options that we may grant under our other various stock incentive plans in the future.

PLAN OF DISTRIBUTION

Under the 2013 Plan, we are authorized to issue up to 500,000 shares of our common stock.

Subject to the vesting requirements and other limitations imposed under the 2013 Plan, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of our common stock covered by this prospectus.

The selling stockholders, or their pledgees, donees, transferees or other successors in interest, may sell shares pursuant to this prospectus from time to time:

• in transactions on the New York Stock Exchange;

• in the public market off the New York Stock Exchange;

• in privately negotiated transactions;

• through put or call options transactions relating to the shares; or

• in a combination of all such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholders and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the shares of common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

•                  may not engage in any stabilization activities in connection with shares of our common stock;

•                  may not cover short sales by purchasing shares while the distribution is taking place; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock being offered hereby. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of common stock offered hereby.  Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

Dorsey & Whitney LLP will issue a legal opinion as to the validity of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Christopher & Banks Corporation and subsidiaries as of February 2, 2013 and January 28, 2012, and for the fiscal year ended February 2, 2013 and transition period ended January 28, 2012, and the effectiveness of Christopher & Banks Corporation’s internal control over financial reporting as of February 2, 2013 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements for the year ended February 26, 2011 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended February 2, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.

The following documents that we have filed with the SEC are incorporated herein by reference:

•                  Our Annual Report on Form 10-K for the fiscal year ended February 2, 2013, as amended;

•                  Our Quarterly Report on Form 10-Q for the period ended May 4, 2013;

•                  Our Current Reports on Form 8-K filed on May 3, 2013; May 9, 2013; June 7, 2013, as amended on June 25, 2013; and June 28, 2013 (two reports);

•                  The description of our common stock contained in any registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•                  All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares then remaining unsold.  The most recent information that we file with the SEC automatically updates and supersedes more dated information.  We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:

Corporate Secretary

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441

(763) 551-5000

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 with respect to the common stock offered in this prospectus. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC.  The address of the SEC’s website is: http://www.sec.gov.

You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.christopherandbanks.com. Our website and the information contained on our website are not part of this prospectus.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHRISTOPHER & BANKS CORPORATION

COMMON STOCK
REOFFER PROSPECTUS

July 25, 2013

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by Christopher & Banks Corporation (“we,” “us,” “our” or “Christopher & Banks”), are incorporated by reference in this registration statement:

(a)                                 Our Annual Report on Form 10-K for the fiscal year ended February 2, 2013, as amended;

(b)                                 Our Quarterly Report on Form 10-Q for the period ended May 4, 2013;

(c)                                  Our Current Reports on Form 8-K filed on May 3, 2013; May 9, 2013; June 7, 2013, as amended on June 25, 2013; and June 28, 2013 (two reports);

(d)                                 The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 4.                                                         Description of Securities.

Not applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The Eighth Article of our Restated Certificate of Incorporation provides that a director will not be liable to Christopher & Banks or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to Christopher & Banks or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the directors derived an improper personal benefit.

The Ninth Article of our Restated Certificate of Incorporation provides that our officers and directors will be indemnified to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, and Article V, Section 2 of our Sixth Amended and Restated By-Laws provides that our officers and directors will be indemnified to the full extent permitted by law.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers Christopher & Banks for reimbursement of payments to directors and officers in respect of such liabilities and expenses.

We enter into indemnification agreements with each of our directors and certain of our officers.  The indemnification agreements provide that we shall, subject to certain exceptions, indemnify and pay or advance the costs of defense of a director or officer who is made or threatened to be made a party to a proceeding by reason of their former or present official capacities with Christopher & Banks or our subsidiaries.

Item 7.                                                         Exemption from Registration Claimed.

Not applicable.

Item 8.                                                         Exhibits.

4.1

Restated Certificate of Incorporation of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Registration Statement on form S-8 (Registration No. 333-174509) filed May 26, 2011).

4.2

Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 6, 2012 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 6, 2012).

4.3

Certificate of Elimination of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 9, 2013 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed on May 9, 2013).

4.4	Sixth Amended and Restated By-Laws of Christopher & Banks Corporation, effective January 6, 2012 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed January 9, 2012).

4.5

Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.6

Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, effective as of June 27, 2013 (incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 28, 2013).

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*

23.3	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.*

24.1	Powers of Attorney.*

*Filed herewith.

Item 9.                                                         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on the 25th day of July, 2013.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of July, 2013.

Signature	Title

/s/ LuAnn Via	President, Chief Executive Officer and Director
LuAnn Via	(principal executive officer)

/s/ Peter G. Michielutti	Senior Vice President, Chief Financial Officer
Peter G. Michielutti	(principal financial and accounting officer)

*	Non-Executive Chair and Director
Paul L. Snyder

*	Director
Mark A. Cohn

*	Director
Anne L. Jones

*	Director
David A. Levin

*	Director
William F. Sharpe III

*	Director
Patricia A. Stensrud

*	Director
Lisa W. Wardell

*By:	/s/ Luke R. Komarek
Luke R. Komarek
Attorney-in-Fact

Exhibit Index

4.1

Restated Certificate of Incorporation of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Registration Statement on form S-8 (Registration No. 333-174509) filed May 26, 2011).

4.2

Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 6, 2012 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 6, 2012).

4.3

Certificate of Elimination of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 9, 2013 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed on May 9, 2013).

4.4	Sixth Amended and Restated By-Laws of Christopher & Banks Corporation, effective January 6, 2012 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed January 9, 2012).

4.5

Form of certificate for shares of common stock of Christopher & Banks Corporation (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q for the fiscal quarter ended August 28, 2010 filed October 7, 2010).

4.6

Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan, effective as of June 27, 2013 (incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed on June 28, 2013).

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm, KPMG LLP.*

23.3	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.*

24.1	Power of Attorney.*

*                 Filed herewith.